UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2005

Lincoln Electric Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	0-1402	34-1860551

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22801 St. Clair Avenue, Cleveland, Ohio	44117
(Address of Principal Executive Offices)	(Zip Code)

(216) 481-8100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. Entry into a Material Definitive Agreement.

On April 29, 2005, Lincoln Electric Holdings, Inc. (the “Company”) entered into a Share Purchase Agreement, dated as of April 29, 2005, among the Company and the shareholders of each of J.W. Harris Co., Inc., Autobraze Inc. and Harris-Euro Corp. (collectively, the “Shareholders”) pursuant to which the Company acquired from the Shareholders, each of which is unrelated to the Company, all of the equity interests in J.W. Harris Co. Inc., Autobraze Inc. and Harris-Euro Corp. for a net aggregate purchase price after estimated adjustments of approximately $85,000,000. A copy of the press release issued by the Company on April 29, 2005 announcing the transaction is attached as Exhibit 99.1 hereto.

SECTION 9  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Number	Exhibit
99.1	Press release, dated April 29, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2005

LINCOLN ELECTRIC HOLDINGS, INC.

	By	/s/ Vincent K. Petrella

Name: Vincent K. Petrella Title: Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated April 29, 2005